UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Global Synergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39861	98-1556581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 17th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(917) 576-8659
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GSAQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GSAQ	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GSAQW	The Nasdaq Stock Market LLC

This Current Report on Form 8-K is filed by Global Synergy Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 4.02. Non-Reliance on Previously Issued Financial Statement and Related Audit Report.

On January 19, 2022, the Company’s management (the “Management”) and the Company’s audit committee of the Company’s board of directors (the “Audit Committee”), concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued (i) audited balance sheet as of January 12, 2021 (the “Post-IPO Balance Sheet”), as reported in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 19, 2021; (ii) unaudited interim financial statements for the quarterly period ended March 31, 2021, initially reported in the Company’s Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 2, 2021; and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (collectively, the “Affected Periods”), should no longer be relied upon. Upon the Company’s initial public offering (the “IPO”), the Company classified a portion of the Class A ordinary shares as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Historically, the Company considered temporary equity as a liability in its calculation of net tangible assets. The Company revised this interpretation to consider temporary equity along with shareholders’ equity as net tangible assets. As a result, Management corrected the error by classifying all Class A ordinary shares subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares. Additionally, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses pro rata between the two classes of shares.

The restatement does not have an impact on the Company's cash position and cash held in the trust account established in connection with the IPO. The Company’s Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with WithumSmith+Brown, PC.

While the Company adopted the above changes in the unaudited interim financial statements for the quarterly period ended September 30, 2021 included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 15, 2021 (the “Q3 Form 10-Q”), the Company presented the reclassification as a revision that did not require the restatement of previously issued financial statements. The Company has subsequently determined that such reclassification should be considered a restatement rather than a revision. As such, the Company will restate its financial statements for the Affected Periods in future filings.

Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, including those relating to the filings of the respective amendments to the Q3 Form 10-Q, other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s Registration Statement on Form S-1 relating to its initial public offering, annual, quarterly reports and subsequent reports filed with the SEC, as amended from time to time. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SYNERGY ACQUISITION CORP.

Date: January 20, 2022	By:	/s/ Alok Oberoi
	Name:	Alok Oberoi
	Title:	President, Co-Chief Executive Officer and Director

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